Press Release
TechnipFMC Announces Second-Quarter 2025 Results

•Total Company inbound orders of $2.8 billion; Subsea of $2.6 billion, a book-to-bill of 1.2x
•Total Company backlog increased to $16.6 billion; Subsea of $15.8 billion
•Cash flow from operations of $344 million; free cash flow of $261 million
•Total shareholder distributions of $271 million, including share repurchase of $250 million

NEWCASTLE & HOUSTON, July 24, 2025 — TechnipFMC plc (NYSE: FTI) (the “Company” or “TechnipFMC”) today reported second-quarter 2025 results.
Summary Financial Results from Continuing Operations
Reconciliation of U.S. GAAP to non-GAAP financial measures are provided in financial schedules.

	Three Months Ended			Change
(In millions, except per share amounts)	Jun. 30, 2025	Mar. 31, 2025	Jun. 30, 2024	Sequential	Year-over-Year
Revenue	$2,534.7	$2,233.6	$2,325.6	13.5%	9.0%
Net income	$269.5	$142.0	$186.5	89.8%	44.5%
Net income margin	10.6%	6.4%	8.0%	420 bps	260 bps
Diluted earnings per share	$0.64	$0.33	$0.42	93.9%	52.4%

Adjusted EBITDA	$520.8	$343.8	$361.4	51.5%	44.1%
Adjusted EBITDA margin	20.5%	15.4%	15.5%	510 bps	500 bps
Adjusted net income	$285.5	$142.9	$188.9	99.8%	51.1%
Adjusted diluted earnings per share	$0.68	$0.33	$0.43	106.1%	58.1%

Inbound orders	$2,831.0	$3,089.1	$3,092.2	(8.4%)	(8.4%)
Backlog	$16,645.9	$15,816.0	$13,898.8	5.2%	19.8%
Total Company revenue in the second quarter was $2,534.7 million. Net income attributable to TechnipFMC was $269.5 million, or $0.64 per diluted share. These results included after-tax charges and credits totaling $16 million of expense, or $0.04 per share (Exhibit 6).
Adjusted net income was $285.5 million, or $0.68 per diluted share (Exhibit 6).
Adjusted EBITDA, which excludes pre-tax charges and credits, was $520.8 million; adjusted EBITDA margin was 20.5 percent (Exhibit 8).
Included in total Company results was a foreign exchange gain of $12.1 million, or a loss of $6.3 million after-tax. When excluding the after-tax impact of the foreign exchange loss of $6.3 million, net income was $275.8 million. Adjusted EBITDA, excluding foreign exchange, was $508.7 million (Exhibit 8).

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Doug Pferdehirt, Chair and CEO of TechnipFMC, remarked, “I am very proud of what our team accomplished in what was another solid quarter, driven by continued strength in execution from both the commercial and operational teams. Total Company revenue in the period was $2.5 billion, with adjusted EBITDA of $509 million when excluding foreign exchange impacts. We generated free cash flow of $261 million and distributed $271 million through dividends and share buybacks, further demonstrating our commitment to return a significant portion of free cash flow to shareholders.”
Pferdehirt continued, “We achieved $2.6 billion of Subsea inbound in the quarter, representing a diverse set of awards. We continue to benefit from a combination of iEPCI™, Subsea Services, and direct awards. Subsea Services inbound was particularly robust, representing one of the highest quarterly levels ever achieved. The uniqueness and diversity of our order book give us continued confidence that we will reach our three-year goal of $30 billion of Subsea inbound by the end of this year.”
“Our differentiated orders speak to the strength of our customer relationships, which we work to build and enhance every day. I am proud to announce that we recently entered into a new iEPCI™ collaboration agreement with Vår Energi, supporting their subsea developments on the Norwegian Continental Shelf. Working together, we will utilize our integrated execution model to optimize development and maximize value creation.”
Pferdehirt added, “Offshore activity remains robust. Front-end engineering activity is strong, and our Subsea Opportunities List remains healthy, with named projects progressing across multiple basins over the next 24 months. Our visibility into the market also benefits from the high level of direct awards to our company. We continue to see strength in offshore markets, supported by client discussions for projects that are likely to be sanctioned through the end of the decade.”
Pferdehirt concluded, “While the market is not without challenges, our results clearly demonstrate that we are navigating the issues and mitigating the impacts to our company. This reflects the actions we are taking today and the structural changes we have made over the last several years, which together are driving continuous improvement in everything we do.”

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Operational and Financial Highlights

Subsea

Financial Highlights
Reconciliation of U.S. GAAP to non-GAAP financial measures are provided in financial schedules.

	Three Months Ended			Change
(In millions)	Jun. 30, 2025	Mar. 31, 2025	Jun. 30, 2024	Sequential	Year-over-Year
Revenue	$2,216.3	$1,936.2	$2,009.1	14.5%	10.3%
Operating profit	$380.3	$247.9	$277.7	53.4%	36.9%
Operating profit margin	17.2%	12.8%	13.8%	440 bps	340 bps
Adjusted EBITDA	$482.9	$334.9	$356.5	44.2%	35.5%
Adjusted EBITDA margin	21.8%	17.3%	17.7%	450 bps	410 bps

Inbound orders	$2,553.1	$2,785.5	$2,838.0	(8.3%)	(10.0%)
Backlog[1,2,3]	$15,810.0	$14,945.6	$12,925.9	5.8%	22.3%

Estimated Consolidated Backlog Scheduling (In millions)	Jun. 30, 2025
2025 (6 months)	$3,471
2026	$4,803
2027 and beyond	$7,536
Total	$15,810
[1] Backlog as of June 30, 2025 was increased by a foreign exchange impact of $528 million.
[2] Backlog does not capture all revenue potential for Subsea Services.
[3] Backlog as of June 30, 2025 does not include total Company non-consolidated backlog of $400 million.
Subsea reported second-quarter revenue of $2,216.3 million, an increase of 14.5 percent from the first quarter. The sequential revenue improvement was largely driven by increased iEPCI™ project activity in the North Sea and higher installation activity and flexible pipe supply in Brazil, offset in part by project completions in Asia Pacific. Services revenue also increased primarily due to seasonal improvements.
Subsea reported an operating profit of $380.3 million, an increase of 53.4 percent from the first quarter. Operating results increased sequentially due to strong execution, improved earnings mix from backlog, and higher project and services activity. Operating profit margin increased 440 basis points to 17.2 percent.
Subsea reported adjusted EBITDA of $482.9 million, an increase of 44.2 percent when compared to the first quarter. The factors impacting operating profit also drove the sequential increase in adjusted EBITDA. Adjusted EBITDA margin increased 450 basis points to 21.8 percent.

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Subsea inbound orders were $2,553.1 million for the quarter. Book-to-bill was 1.2x. The following award was included in the period:
•Equinor Heidrun iEPCI™ Extension Project (Norway)
Significant* iEPCI™ contract by Equinor for its Heidrun extension project in the Norwegian North Sea. The award follows an integrated Front End Engineering and Design (iFEED™) study by TechnipFMC. The project will enhance the current infrastructure and extend the production lifecycle for the Heidrun platform.
*A “significant” contract is between $75 million and $250 million.

Partnership and Alliance Highlights

•Vår Energi iEPCI™ Cooperation Agreement (Norway)
Strategic cooperation agreement signed with Vår Energi ASA (OSE: VAR) supporting subsea developments on the Norwegian Continental Shelf. The agreement establishes a long-term framework for delivery of subsea projects utilizing TechnipFMC’s integrated Engineering, Procurement, Construction, and Installation (iEPCI™) commercial model.
TechnipFMC will apply simplified, standardized, and industrialized design principles with its integrated execution model to optimize project economics and reduce cycle time for offshore developments.
Under the agreement, TechnipFMC will support Vår Energi’s hub strategy in the Gjøa area, where recent discoveries including Gjøa Nord, Cerisa, and Ofelia are planned to be tied back to the partly electrified Gjøa platform, with early engineering and procurement activities currently underway.

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Surface Technologies

Financial Highlights
Reconciliation of U.S. GAAP to non-GAAP financial measures are provided in financial schedules.

	Three Months Ended			Change
(In millions)	Jun. 30, 2025	Mar. 31, 2025	Jun. 30, 2024	Sequential	Year-over-Year
Revenue	$318.4	$297.4	$316.5	7.1%	0.6%
Operating profit	$23.4	$30.2	$30.6	(22.5%)	(23.5%)
Operating profit margin	7.3%	10.2%	9.7%	(290 bps)	(240 bps)
Adjusted EBITDA	$52.3	$46.6	$46.0	12.2%	13.7%
Adjusted EBITDA margin	16.4%	15.7%	14.5%	70 bps	190 bps

Inbound orders	$277.9	$303.6	$254.2	(8.5%)	9.3%
Backlog	$835.9	$870.4	$972.9	(4.0%)	(14.1%)

Surface Technologies reported second-quarter revenue of $318.4 million, an increase of 7.1 percent from the first quarter. The sequential increase in revenue was driven by higher project and services activity in the Middle East, modestly offset by lower activity in North America.
Surface Technologies reported operating profit of $23.4 million, a decrease of 22.5 percent versus the first quarter. The sequential decrease in operating profit was largely due to $17.5 million of higher restructuring, impairment, and other charges in the period resulting from business transformation initiatives. Operating profit in the Middle East improved sequentially due to higher project and services activity. Operating profit margin decreased 290 basis points to 7.3 percent.
Surface Technologies reported adjusted EBITDA of $52.3 million, an increase of 12.2 percent when compared to the first quarter. Adjusted EBITDA increased sequentially due to higher project and services activity in the Middle East, modestly offset by lower activity in North America. Adjusted EBITDA margin increased 70 basis points to 16.4 percent.
Inbound orders for the quarter were $277.9 million, a sequential decrease of 8.5 percent. Backlog ended the period at $835.9 million.

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Corporate and Other Items (three months ended June 30, 2025)
Corporate expense was $26.6 million.
Foreign exchange gain was $12.1 million.
Net interest expense was $14.4 million.
The provision for income taxes was $106.5 million.

Total depreciation and amortization was $115.2 million.
Cash provided by operating activities was $344.2 million. Capital expenditures were $83.6 million. Free cash flow was $260.6 million (Exhibit 11).
During the quarter, the Company repurchased 8.3 million of its ordinary shares for total consideration of $250.1 million. When including a dividend payment of $20.6 million, total shareholder distributions in the quarter were $270.7 million.
Short-term debt and long-term debt totaling $696.3 million declined $208.6 million sequentially, primarily due to the repayment of the 5.75% Private Placement Notes due 2025 that matured during the period (Exhibit 10).
The Company ended the period with cash and cash equivalents of $950 million. Net cash decreased sequentially to $253.7 million (Exhibit 10).

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2025 Full-Year Financial Guidance1
The Company’s full-year financial guidance for 2025 can be found in the table below. No updates were made to the previous guidance that was issued on April 24, 2025.

2025 Guidance (As of April 24, 2025)

Subsea	Surface Technologies
Revenue in a range of $8.4 - 8.8 billion	Revenue in a range of $1.2 - 1.35 billion

Adjusted EBITDA margin in a range of 19 - 20%	Adjusted EBITDA margin in a range of 15 - 16%

TechnipFMC

Corporate expense, net $115 - 125 million
(excludes charges and credits)

Net interest expense $45 - 55 million

Effective tax rate 28 - 32%

Capital expenditures approximately $340 million

Free cash flow[2] $1.0 - 1.15 billion

1 Our guidance measures of adjusted EBITDA margin, free cash flow and adjusted corporate expense, net are non-GAAP financial measures. We are unable to provide a reconciliation to comparable GAAP financial measures on a forward-looking basis without unreasonable effort because of the unpredictability of the individual components of the most directly comparable GAAP financial measure and the variability of items excluded from each such measure. Such information may have a significant, and potentially unpredictable, impact on our future financial results.
2 Free cash flow is calculated as cash flow from operations less capital expenditures.

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Teleconference
The Company will host a teleconference on Thursday, July 24, 2025 to discuss the second-quarter 2025 financial results. The call will begin at 1:30 p.m. London time (8:30 a.m. New York time). Webcast access and an accompanying presentation can be found at www.TechnipFMC.com.
An archived audio replay will be available after the event at the same website address. In the event of a disruption of service or technical difficulty during the call, information will be posted on our website.

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###
About TechnipFMC

TechnipFMC is a leading technology provider to the traditional and new energy industries; delivering fully integrated projects, products, and services.

With our proprietary technologies and comprehensive solutions, we are transforming our clients’ project economics, helping them unlock new possibilities to develop energy resources while reducing carbon intensity and supporting their energy transition ambitions.

Organized in two business segments — Subsea and Surface Technologies — we will continue to advance the industry with our pioneering integrated ecosystems (such as iEPCI™, iFEED™ and iComplete™), technology leadership, and digital innovation.

Each of our approximately 21,000 employees is driven by a commitment to our clients’ success, and a culture of strong execution, purposeful innovation, and challenging industry conventions.

TechnipFMC uses its website as a channel of distribution of material company information. To learn more about how we are driving change in the industry, go to www.TechnipFMC.com and follow us on X @TechnipFMC.

This communication contains “forward-looking statements” as defined in Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the United States Securities Exchange Act of 1934, as amended. Forward-looking statements usually relate to future events, market growth, and recovery, growth of our New Energy business and anticipated revenues, earnings, cash flows, or other aspects of our operations or operating results. Forward-looking statements are often identified by words such as “commit,” “guidance,” “confident,” “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” “may,” “will,” “likely,” “predicated,” “estimate,” “outlook,” and similar expressions, including the negative thereof. The absence of these words, however, does not mean that the statements are not forward-looking. These forward-looking statements are based on our current expectations, beliefs, and assumptions concerning future developments and business conditions and their potential effect on us. While management believes these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All of our forward-looking statements involve risks and uncertainties (some of which are significant or beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections, including unpredictable trends in the demand for and price of oil and natural gas; competition and unanticipated changes relating to competitive factors in our industry, including ongoing industry consolidation; our inability to develop, implement and protect new technologies and services and intellectual property related thereto; the cumulative loss of major contracts, customers or alliances and unfavorable credit and commercial terms of certain contracts; disruptions in the political, regulatory, economic and social conditions, or public health crisis in the countries where we conduct business; unexpected geopolitical events, armed conflicts, and terrorism threats; the refusal of the Depository Trust Company to act as depository and clearing agency for our shares; the impact of our existing and future indebtedness; a downgrade in our debt rating; the risks caused by our acquisition and divestiture activities; additional costs or risks from increasing scrutiny and expectations regarding sustainability matters; uncertainties related to our investments, including those related to energy transition; the risks caused by fixed-price contracts; our failure to timely deliver our backlog; our reliance on subcontractors, suppliers and our joint venture partners; a failure or breach of our IT infrastructure or that of our subcontractors, suppliers or joint venture partners, including as a result of cyber-attacks; risks of pirates and maritime conflicts endangering our maritime employees and assets; any delays and cost overruns of capital asset construction projects for vessels and manufacturing facilities; potential liabilities inherent in the industries in which we operate or have operated; our

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failure to comply with existing and future laws and regulations, including those related to environmental protection, climate change, health and safety, labor and employment, import/export controls, currency exchange, bribery and corruption, taxation, privacy, data protection and data security; uninsured claims and litigation against us; the additional restrictions on dividend payouts or share repurchases as an English public limited company; tax laws, treaties and regulations and any unfavorable findings by relevant tax authorities; significant changes or developments in U.S. or other national trade policies, including tariffs and the reactions of other countries thereto; potential departure of our key managers and employees; adverse seasonal, weather, and other climatic conditions; unfavorable currency exchange rates; risk in connection with our defined benefit pension plan commitments; and our inability to obtain sufficient bonding capacity for certain contracts, and other risks as discussed in Part I, Item 1A, “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and our other reports subsequently filed with the Securities and Exchange Commission.

We caution you not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any of our forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except to the extent required by law.

Contacts

Investor relations

Matt Seinsheimer
Senior Vice President, Investor Relations and Corporate Development
Tel: +1 281 260 3665
Email: Matt Seinsheimer

James Davis
Director, Investor Relations
Tel: +1 281 260 3665
Email: James Davis
Media relations David Willis Senior Manager, Public Relations Tel: +44 7841 492988 Email: David Willis

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Exhibit 1
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share data, unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2025	2025	2024	2025	2024

Revenue	$2,534.7	$2,233.6	$2,325.6	$4,768.3	$4,367.6
Costs and expenses	2,145.1	1,973.2	2,017.2	4,118.3	3,900.2
	389.6	260.4	308.4	650.0	467.4

Other expense, net including income from equity affiliates	(0.4)	(20.2)	(41.5)	(20.6)	(52.4)
Gain on disposal of Measurement Solutions business	—	—	—	—	75.2

Income before net interest expense and income taxes	389.2	240.2	266.9	629.4	490.2
Net interest expense	(14.4)	(9.9)	(21.4)	(24.3)	(34.1)

Income before income taxes	374.8	230.3	245.5	605.1	456.1
Provision for income taxes	106.5	87.0	59.2	193.5	108.9

Net income	268.3	143.3	186.3	411.6	347.2
Net (income) loss attributable to non-controlling interests	1.2	(1.3)	0.2	(0.1)	(3.6)

Net income attributable to TechnipFMC plc	$269.5	$142.0	$186.5	$411.5	$343.6

Earnings per share attributable to TechnipFMC plc
Basic	$0.65	$0.34	$0.43	$0.98	$0.80
Diluted	$0.64	$0.33	$0.42	$0.97	$0.78

Weighted average shares outstanding:
Basic	415.4	421.2	430.2	418.3	431.9
Diluted	420.5	431.2	440.1	426.2	443.2

Cash dividends declared per share	$0.05	$0.05	$0.05	$0.10	$0.10

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Exhibit 2
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
BUSINESS SEGMENT DATA
(In millions, unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2025	2025	2024	2025	2024
Segment revenue
Subsea	$2,216.3	$1,936.2	$2,009.1	$4,152.5	$3,743.9
Surface Technologies	318.4	297.4	316.5	615.8	623.7
Total segment revenue	$2,534.7	$2,233.6	$2,325.6	$4,768.3	$4,367.6

Segment operating profit
Subsea	$380.3	$247.9	$277.7	$628.2	$434.3
Surface Technologies	23.4	30.2	30.6	53.6	134.0
Total segment operating profit	$403.7	$278.1	$308.3	$681.8	$568.3

Corporate items
Corporate expense(1)	$(26.6)	$(25.8)	$(23.7)	$(52.4)	$(55.9)
Net interest expense	(14.4)	(9.9)	(21.4)	(24.3)	(34.1)
Foreign exchange gains (losses)	12.1	(12.1)	(17.7)	—	(22.2)
Total corporate items	$(28.9)	$(47.8)	$(62.8)	$(76.7)	$(112.2)

Income before income taxes(2)	$374.8	$230.3	$245.5	$605.1	$456.1

(1)    Corporate expense primarily includes corporate staff expenses, share-based compensation expenses, and other employee benefits.
(2)    Includes amounts attributable to non-controlling interests.

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Exhibit 3
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
BUSINESS SEGMENT DATA
(In millions, unaudited)

	Three Months Ended			Six Months Ended
Inbound Orders(1)	June 30,	March 31,	June 30,	June 30,
	2025	2025	2024	2025	2024

Subsea	$2,553.1	$2,785.5	$2,838.0	$5,338.6	$5,241.8
Surface Technologies	277.9	303.6	254.2	581.5	624.8
Total inbound orders	$2,831.0	$3,089.1	$3,092.2	$5,920.1	$5,866.6

Order Backlog(2)	June 30, 2025	March 31, 2025	June 30, 2024

Subsea	$15,810.0	$14,945.6	$12,925.9
Surface Technologies	835.9	870.4	972.9
Total order backlog	$16,645.9	$15,816.0	$13,898.8

(1)    Inbound orders represent the estimated sales value of confirmed customer orders received during the reporting period.
(2)    Order backlog is calculated as the estimated sales value of unfilled, confirmed customer orders at the reporting date.

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Exhibit 4
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, unaudited)

	June 30, 2025	December 31, 2024

Cash and cash equivalents	$950.0	$1,157.7
Trade receivables, net	1,307.5	1,318.5
Contract assets, net	1,112.3	967.7
Inventories, net	1,221.5	1,076.7
Other current assets	1,032.2	947.0
Total current assets	5,623.5	5,467.6

Property, plant and equipment, net	2,294.2	2,133.8
Intangible assets, net	494.2	508.3
Other assets	1,670.0	1,759.5
Total assets	$10,081.9	$9,869.2

Short-term debt and current portion of long-term debt	$271.2	$277.9
Accounts payable, trade	1,293.8	1,302.6
Contract liabilities	2,060.3	1,786.6
Other current liabilities	1,465.7	1,497.7
Total current liabilities	5,091.0	4,864.8

Long-term debt, less current portion	425.1	607.3
Other liabilities	1,269.2	1,258.7
TechnipFMC plc stockholders’ equity	3,251.6	3,093.8
Non-controlling interests	45.0	44.6
Total liabilities and equity	$10,081.9	$9,869.2

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Exhibit 5
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions, unaudited)

	Three Months Ended June 30,	Six Months Ended June 30,
	2025	2025	2024
Cash provided by operating activities
Net income	$268.3	$411.6	$347.2
Adjustments to reconcile net income to cash provided by operating activities
Depreciation and amortization	115.2	217.6	191.6
Gain on disposal of Measurement Solutions business	—	—	(75.2)
Income from equity affiliates, net of dividends received	19.9	11.3	(3.4)
Working capital(1)	(138.4)	21.0	(473.3)
Other operating activities	79.2	124.4	117.3
Cash provided by operating activities	344.2	785.9	104.2

Cash provided (required) by investing activities
Capital expenditures	(83.6)	(145.4)	(102.8)
Proceeds from sales of assets	1.0	4.6	3.3
Proceeds from sale of Measurement Solutions business	—	—	186.1
Other investing activities	—	—	0.5
Cash provided (required) by investing activities	(82.6)	(140.8)	87.1

Cash required by financing activities
Repayments of current portion of long-term debt	(230.4)	(241.6)	(65.4)
Dividends paid	(20.6)	(41.6)	(43.2)
Share repurchases	(250.1)	(500.2)	(250.1)
Payments related to taxes withheld on share-based compensation	(7.0)	(69.2)	(49.7)
Other financing activities	(6.8)	(28.2)	(9.5)
Cash required by financing activities	(514.9)	(880.8)	(417.9)
Effect of changes in foreign exchange rates on cash and cash equivalents	16.5	28.0	(16.9)
Change in cash and cash equivalents	(236.8)	(207.7)	(243.5)
Cash and cash equivalents, beginning of period	1,186.8	1,157.7	951.7
Cash and cash equivalents, end of period	$950.0	$950.0	$708.2
(1) Working capital includes receivables, payables, inventories and other current assets and liabilities.

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Exhibit 6
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, except per share data, unaudited)

In addition to financial results determined in accordance with U.S. generally accepted accounting principles (GAAP), the second quarter 2025 Earnings Release also includes non-GAAP financial measures (as defined in Item 10 of Regulation S-K of the Securities Exchange Act of 1934, as amended) and describes performance on a year-over-year or sequential basis. Net income attributable to TechnipFMC plc, excluding charges and credits, as well as measures derived from it (including Diluted EPS, excluding charges and credits; Earnings before net interest expense, income taxes, depreciation and amortization, excluding charges and credits (“Adjusted EBITDA”); and Adjusted EBITDA, excluding foreign exchange gains or losses, net; Adjusted EBITDA margin; Adjusted EBITDA margin, excluding foreign exchange, net); Corporate expense, net; Foreign exchange, net and other, excluding charges and credits; net cash (debt); and free cash flow are non-GAAP financial measures.

Non-GAAP adjustments are presented on a gross basis and the tax impact of the non-GAAP adjustments is separately presented in the applicable reconciliation table. Estimates of the tax effect of each adjustment is calculated item by item, by reviewing the relevant jurisdictional tax rate to the pretax non-GAAP amounts, analyzing the nature of the item and/or the tax jurisdiction in which the item has been recorded, the need of application of a specific tax rate, history of non-GAAP taxable income positions (i.e. net operating loss carryforwards) and concluding on the valuation allowance positions.

Management believes that the exclusion of charges, credits and foreign exchange impacts from these financial measures provides a useful perspective on the Company’s underlying business results and operating trends, and a means to evaluate TechnipFMC’s operations and consolidated results of operations period-over-period. These measures are also used by management as performance measures in determining certain incentive compensation. The foregoing non-GAAP financial measures should be considered by investors in addition to, not as a substitute for or superior to, other measures of financial performance prepared in accordance with GAAP. The following is a reconciliation of the most comparable financial measures under GAAP to the non-GAAP financial measures.

	Three Months Ended			Six Months Ended
	June 30, 2025	March 31, 2025	June 30, 2024	June 30, 2025	June 30, 2024

Net income attributable to TechnipFMC plc	$269.5	$142.0	$186.5	$411.5	$343.6

Charges and (credits):
Restructuring, impairment and other charges	16.4	1.2	2.4	17.6	7.4
Gain on disposal of Measurement Solutions business	—	—	—	—	(75.2)
Tax on charges and (credits)	(0.4)	(0.3)	—	(0.7)	10.7

Adjusted net income attributable to TechnipFMC plc	$285.5	$142.9	$188.9	$428.4	$286.5

Weighted diluted average shares outstanding	420.5	431.2	440.1	426.2	443.2

Reported earnings per share - diluted	$0.64	$0.33	$0.42	$0.97	$0.78
Adjusted earnings per share - diluted	$0.68	$0.33	$0.43	$1.01	$0.65

TechnipFMC.com	Page 16 of 24

Exhibit 7
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2025	March 31, 2025	June 30, 2024	June 30, 2025	June 30, 2024

Net income attributable to TechnipFMC plc	$269.5	$142.0	$186.5	$411.5	$343.6

(Income) loss attributable to non-controlling interests	(1.2)	1.3	(0.2)	0.1	3.6
Provision for income tax	106.5	87.0	59.2	193.5	108.9
Net interest expense	14.4	9.9	21.4	24.3	34.1
Depreciation and amortization	115.2	102.4	92.1	217.6	191.6
Restructuring, impairment and other charges	16.4	1.2	2.4	17.6	7.4
Gain on disposal of Measurement Solutions business	—	—	—	—	(75.2)

Adjusted EBITDA	$520.8	$343.8	$361.4	$864.6	$614.0

Foreign exchange, net	(12.1)	12.1	17.7	—	22.2
Adjusted EBITDA, excluding foreign exchange, net	$508.7	$355.9	$379.1	$864.6	$636.2

TechnipFMC.com	Page 17 of 24

Exhibit 8
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	Three Months Ended
	June 30, 2025
	Subsea	Surface Technologies	Corporate Expense	Foreign Exchange, net	Total
Revenue	$2,216.3	$318.4	$—	$—	$2,534.7

Operating profit (loss), as reported (pre-tax)	$380.3	$23.4	$(26.6)	$12.1	$389.2

Charges and (credits):
Restructuring, impairment and other charges	(1.8)	18.2	—	—	16.4
Subtotal	(1.8)	18.2	—	—	16.4

Depreciation and amortization	104.4	10.7	0.1	—	115.2

Adjusted EBITDA	$482.9	$52.3	$(26.5)	$12.1	$520.8

Foreign exchange, net	—	—	—	(12.1)	(12.1)

Adjusted EBITDA, excluding foreign exchange, net	$482.9	$52.3	$(26.5)	$—	$508.7

Operating profit margin, as reported	17.2%	7.3%			15.4%

Adjusted EBITDA margin	21.8%	16.4%			20.5%

Adjusted EBITDA margin, excluding foreign exchange, net	21.8%	16.4%			20.1%

TechnipFMC.com	Page 18 of 24

Exhibit 8
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	Three Months Ended
	March 31, 2025
	Subsea	Surface Technologies	Corporate Expense	Foreign Exchange, net	Total
Revenue	$1,936.2	$297.4	$—	$—	$2,233.6

Operating profit (loss), as reported (pre-tax)	$247.9	$30.2	$(25.8)	$(12.1)	$240.2

Charges and (credits):
Restructuring, impairment and other charges	0.5	0.7	—	—	1.2
Subtotal	0.5	0.7	—	—	1.2

Depreciation and amortization	86.5	15.7	0.2	—	102.4

Adjusted EBITDA	$334.9	$46.6	$(25.6)	$(12.1)	$343.8

Foreign exchange, net	—	—	—	12.1	12.1

Adjusted EBITDA, excluding foreign exchange, net	$334.9	$46.6	$(25.6)	$—	$355.9

Operating profit margin, as reported	12.8%	10.2%			10.8%

Adjusted EBITDA margin	17.3%	15.7%			15.4%

Adjusted EBITDA margin, excluding foreign exchange, net	17.3%	15.7%			15.9%

TechnipFMC.com	Page 19 of 24

Exhibit 8
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	Three Months Ended
	June 30, 2024
	Subsea	Surface Technologies	Corporate Expense	Foreign Exchange, net	Total
Revenue	$2,009.1	$316.5	$—	$—	$2,325.6

Operating profit (loss), as reported (pre-tax)	$277.7	$30.6	$(23.7)	$(17.7)	$266.9

Charges and (credits):
Restructuring, impairment and other charges	(0.2)	2.6	—	—	2.4
Subtotal	(0.2)	2.6	—	—	2.4

Depreciation and amortization	79.0	12.8	0.3	—	92.1

Adjusted EBITDA	$356.5	$46.0	$(23.4)	$(17.7)	$361.4

Foreign exchange, net	—	—	—	17.7	17.7

Adjusted EBITDA, excluding foreign exchange, net	$356.5	$46.0	$(23.4)	$—	$379.1

Operating profit margin, as reported	13.8%	9.7%			11.5%

Adjusted EBITDA margin	17.7%	14.5%			15.5%

Adjusted EBITDA margin, excluding foreign exchange, net	17.7%	14.5%			16.3%

TechnipFMC.com	Page 20 of 24

Exhibit 9
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	Six Months Ended
	June 30, 2025
	Subsea	Surface Technologies	Corporate Expense	Foreign Exchange, net	Total
Revenue	$4,152.5	$615.8	$—	$—	$4,768.3

Operating profit (loss), as reported (pre-tax)	$628.2	$53.6	$(52.4)	$—	$629.4

Charges and (credits):
Restructuring, impairment and other charges	(1.3)	18.9	—	—	17.6
Subtotal	(1.3)	18.9	—	—	17.6

Depreciation and amortization	190.9	26.4	0.3	—	217.6

Adjusted EBITDA	$817.8	$98.9	$(52.1)	$—	$864.6

Foreign exchange, net	—	—	—	—	—

Adjusted EBITDA, excluding foreign exchange, net	$817.8	$98.9	$(52.1)	$—	$864.6

Operating profit margin, as reported	15.1%	8.7%			13.2%

Adjusted EBITDA margin	19.7%	16.1%			18.1%

Adjusted EBITDA margin, excluding foreign exchange, net	19.7%	16.1%			18.1%

TechnipFMC.com	Page 21 of 24

Exhibit 9
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	Six Months Ended
	June 30, 2024
	Subsea	Surface Technologies	Corporate Expense	Foreign Exchange, net	Total
Revenue	$3,743.9	$623.7	$—	$—	$4,367.6

Operating profit (loss), as reported (pre-tax)	$434.3	$134.0	$(55.9)	$(22.2)	$490.2

Charges and (credits):
Restructuring, impairment and other charges	(0.2)	2.4	5.2	—	7.4
Gain on disposal of Measurement Solutions business	—	(75.2)		—	(75.2)
Subtotal	(0.2)	(72.8)	5.2	—	(67.8)

Depreciation and amortization	164.8	26.2	0.6	—	191.6

Adjusted EBITDA	$598.9	$87.4	$(50.1)	$(22.2)	$614.0

Foreign exchange, net	—	—	—	22.2	22.2

Adjusted EBITDA, excluding foreign exchange, net	$598.9	$87.4	$(50.1)	$—	$636.2

Operating profit margin, as reported	11.6%	21.5%			11.2%

Adjusted EBITDA margin	16.0%	14.0%			14.1%

Adjusted EBITDA margin, excluding foreign exchange, net	16.0%	14.0%			14.6%

TechnipFMC.com	Page 22 of 24

Exhibit 10
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	June 30, 2025	March 31, 2025	June 30, 2024
Cash and cash equivalents	$950.0	$1,186.8	$708.2
Short-term debt and current portion of long-term debt	(271.2)	(494.1)	(321.6)
Long-term debt, less current portion	(425.1)	(410.8)	(646.8)
Net cash (debt)	$253.7	$281.9	$(260.2)

Net cash (debt) is a non-GAAP financial measure reflecting cash and cash equivalents, net of debt. Management uses this non-GAAP financial measure to evaluate our capital structure and financial leverage. We believe net cash is a meaningful financial measure that may assist investors in understanding our financial condition and recognizing underlying trends in our capital structure. Net cash should not be considered an alternative to, or more meaningful than, cash and cash equivalents as determined in accordance with U.S. GAAP or as an indicator of our operating performance or liquidity.

TechnipFMC.com	Page 23 of 24

Exhibit 11
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	Three Months Ended June 30,	Six Months Ended June 30,
	2025	2025	2024
Cash provided by operating activities	$344.2	$785.9	$104.2
Capital expenditures	(83.6)	(145.4)	(102.8)
Free cash flow	$260.6	$640.5	$1.4

Free cash flow, is a non-GAAP financial measure and is defined as cash provided by operating activities less capital expenditures. Management uses this non-GAAP financial measure to evaluate our financial condition. We believe free cash flow is a meaningful financial measure that may assist investors in understanding our financial condition and results of operations.

TechnipFMC.com	Page 24 of 24